CALCULATION OF FILING FEES TABLE

Form S-8
(Form type)

Credo Technology Group Holding Ltd
(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (5)
Fees to be Paid	Equity	Ordinary Shares	457(c) and 457(h)	9,424,432 (2)	$130.65 (4)	$1,231,302,040.80	0.0001381	$170,042.81
Fees to be Paid	Equity	Ordinary Shares	457(c) and 457(h)	1,724,058 (3)	$130.65 (4)	$225,248,177.70	0.0001381	$31,106.77
	Total Offering Amounts					$1,456,550,218.50		$201,149.59
	Total Fee Offsets							—
	Net Fee Due							$201,149.59

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional ordinary shares, par value $0.00005 per share, of the Registrant (“Ordinary Shares”) that become issuable under the 2021 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.
(2)Represents an automatic increase to the number of shares available for issuance under the 2021 Long-Term Incentive Plan.
(3)Represents shares that were previously registered for issuance under the 2021 Long-Term Incentive Plan and that were subsequently granted pursuant to awards thereunder but that have since been forfeited, canceled, withheld in respect of taxes or otherwise returned to the share reserve of the 2021 Long-Term Incentive Plan in accordance with its terms.
(4)Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Select Market on November 21, 2025.
(5)Rounded up to the nearest penny.